Exhibit 99.1

REPAY Completes Acquisition of CPS Payment Services

ATLANTA, November 3, 2020 -- Repay Holdings Corporation (NASDAQ: RPAY) (“REPAY”), a leading provider of vertically-integrated payment solutions, today announced that it has completed the previously announced acquisition CPS Payment Services (“CPS”). REPAY paid approximately $78 million in cash at closing. In addition, up to $15 million may become payable through two separate earnouts, which are dependent upon CPS’s performance over various periods through December 31, 2022.

“We are thrilled to announce the quick completion of the CPS acquisition,” said John Morris, CEO of REPAY.  “CPS will substantially enhance our B2B offerings and will bring us the opportunity to introduce REPAY’s solutions to new verticals, including education, government, and media sectors.”

CPS, founded in 2011 and headquartered in Atlanta, GA, is a B2B payments and accounts payable (“AP”) automation technology provider that facilitates the issuance, execution, and reconciliation of virtual card, enhanced ACH, ACH, and check payments through an integrated software platform. CPS’s offering is highlighted by its proprietary AP automation software, the CPS Payment Portal, which provides purpose-built, highly configurable workflow management and automation across the entire B2B payments lifecycle from ERP integration to payment execution and reconciliation. CPS has developed a proprietary database of over 20,000 virtual card and enhanced ACH accepting suppliers and serves an expanding base of over 160 enterprise clients across various sectors, with deepest representation in healthcare, education, government, media, and hospitality.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and  intentions with respect to future operations, sales opportunities and growth, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, statements regarding the anticipated benefits from the CPS acquisition, future opportunities for REPAY, including CPS, as well as the level of CPS’s growth and financial contributions. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed in prior reports filed with the U.S. Securities and Exchange Commission and those identified elsewhere in this communication, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: the impacts of the ongoing COVID-19 coronavirus pandemic and the actions taken to control or mitigate its spread (which impacts are highly uncertain and cannot be reasonably estimated or predicted at this time); a delay or failure to integrate and/or realize the benefits of the CPS acquisition and any difficulties associated with marketing products and services in the AP automation market to REPAY’s existing B2B customers; changes in the payment processing market in which REPAY competes, including with respect to its competitive landscape, technology evolution or regulatory changes; changes in the vertical markets that REPAY targets; risks relating to REPAY’s relationships within the payment ecosystem; the risk that REPAY may not be able to execute its growth strategies, including identifying and executing acquisitions; risks relating to data security; changes in accounting policies applicable to REPAY; and the risk that REPAY may not be able to develop and maintain effective internal controls.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about REPAY or the date of such information in the case of information from persons other than REPAY, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding REPAY’s industry and end markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Annualized, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

About REPAY

REPAY provides integrated payment processing solutions to verticals that have specific transaction processing needs. REPAY's proprietary, integrated payment technology platform reduces the complexity of electronic payments for merchants, while enhancing the overall experience for consumers and businesses.

Contacts

Investor Relations Contact for REPAY:

repayIR@icrinc.com

Media Relations Contact for REPAY:

Kristen Hoyman

(404) 637-1665

khoyman@repay.com